Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL RADA ELECTRONIC INDUSTRIES LIMITED THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK, U.S.A. OR ISRAEL THIS CERTIFIES that is the Registered Holder of FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 0.015 EACH of RADA ELECTRONIC INDUSTRIES LIMITED transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association and amendments thereto of the Company, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Company has caused this Certificate to be issued under the facsimile seal of the Company. Dated: CUSIP M81863 11 6 SEE REVERSE FOR CERTAIN DEFINITIONS President and Chairman of the Board of Directors Secretary
AT THE REQUEST OF AND UPON PRESENTATION BY THE HOLDER, THIS CERTIFICATE WILL BE EXCHANGED FOR A HEBREW LANGUAGE SHARE CERTIFICATE Countersigned and Registered: AMERICAN STOCK TRANSFER & TRUST COMPANY (New York, N.Y.)  Transfer Agent and Registrar By  Authorized Signature AMERICAN BANK NOTE COMPANY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN – as tenants in common – as tenants by the entireties  – as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list. UNIF GIFT MIN ACT – Custodian (Cust) (Minor) Act (State) under Uniform Gifts to Minors For value received,………….hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated, Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.